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                                                               Exhibit 99.(k)(1)

                       RETAIN THIS COPY FOR TRUST'S FILES


                            RESOLUTION OF APPOINTMENT

     RESOLVED, this _____ day of ________, 2006, that WELLS FARGO BANK, NATIONAL ASSOCIATION, its successors and assigns, is hereby appointed Transfer Agent, Registrar, Dividend Disbursing Agent, and Administrator of the Trust's Dividend Reinvestment Plan (the "Transfer Agent") and successor Rights Agent (if applicable), effective _____________, 2006 (the "Effective Date of Appointment") for all shares of beneficial interest ("Shares") authorized by the Agreement and Declaration of Trust, as amended, of RMR Asia Pacific Real Estate Fund (the "Trust"), to act in accordance with its general practices and the Terms and Conditions of the Appointment Resolution attached hereto as Exhibit A, submitted to and approved by this unanimous written consent, for the transfer and Registration of Shares, the Disbursement of Dividends, and the administration of the Trust's Dividend Reinvestment Plan. The Effective Date of Appointment may be changed by written agreement of the Trust and the Transfer Agent.

     I, the undersigned, do hereby certify that I am the duly elected, qualified and acting Secretary of the Trust, a Massachusetts business trust organized and existing under the laws of the Commonwealth of Massachusetts; that the foregoing is a true copy of a resolution adopted by the Board of Trustees of said Trust by unanimous written consent dated ____________, 2006; that said resolution is now in full force and effect, and shall remain in full force and effect until altered by subsequent Board resolution.

     WITNESS my authorized signature as Secretary of the Trust this ___ day of ____, 2006.


                                            ------------------------------------
                                                          Secretary


(SEAL )


IF NO SEAL, PLEASE HAVE NOTARIZED.
SUBSCRIBED AND SWORN TO BEFORE ME THIS _____ DAY OF
_________________, __________.

_______________________________
          NOTARY PUBLIC

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                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                       TERMS AND CONDITIONS OF APPOINTMENT

                                                    RESOLUTION NO. _____________

I.     ORIGINAL ISSUANCE OF SECURITIES

       For the original issue of securities of the Trust of the class or classes designated above in the Resolution of Appointment, Wells Fargo Bank, National Association (the "Transfer Agent") is authorized and directed to issue such number of Shares as may be authorized for issuance from time to time upon receiving:

       a. Written instructions as to the issuance from an authorized officer or trustee of the Trust.

       b. A copy of resolutions of the Board of Trustees establishing the authority of the Transfer Agent, certified by the Secretary or Assistant Secretary of the Trust.

       c. A copy of the Agreement and Declaration of Trust with subsequent amendments certified by the Secretary of State of the Commonwealth of Massachusetts.

       d. A certified copy of any order, consent, decree or other authorization that may relate to the issuance of the new or additional Shares.

       e. An opinion of the Trust's counsel as to the due authorization and issuance of such Shares, the registration of such Shares under the Securities Act of 1933 (as amended) and the Securities Exchange Act of 1934 (as amended), or, if exempt from registration, the applicable section of the Act and the basis of such exemption, and that the order or consent of no governmental or regulatory authority other than that provided to the Transfer Agent is required in connection with the issuance of new or additional Shares or, if no such order or consent is required, a statement to that effect. The opinion should also indicate that such Shares are validly issued, fully paid and non-assessable.

       f.   Such further documents as the Transfer Agent may reasonably request.

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II.    AUTHORIZED OFFICERS

       If applicable, specimen signatures of the officers of the Trust authorized to sign such securities (see Exhibit A--DOCUMENTS REQUIRED TO MAKE EFFECTIVE THE APPOINTMENT OF WELLS FARGO BANK, NATIONAL ASSOCIATION AS TRANSFER AGENT AND REGISTRAR) together with specimen certificates shall be provided to the Transfer Agent to be used by it for the purpose of comparison. The Transfer Agent shall be protected and held harmless in recognizing and acting upon any signature or certificates believed by it in good faith to be genuine. When any officer of the Trust shall no longer be vested with the authority to sign securities for the Trust, a written notice thereof shall immediately be given to the Transfer Agent and until receipt of such notice such Transfer Agent shall be fully protected and held harmless in recognizing and acting upon the securities bearing the signature of such officer or any signature believed by it in good faith to be such genuine signature.

       The Transfer Agent shall not be charged with notice of any change in the officers of the Trust until notice of such change shall be given in writing by the Trust to the Transfer Agent.

       All Shares shall be issued in electronic book-entry format only, and maintained on the register administered by the Transfer Agent. Share certificates will not be issued, and any investor requesting Share certificates will be referred to the Trust by the Transfer Agent.

III.   TRANSFER OF SHARES

       The Trust shall cause books for the registration and transfer of the Shares to be kept at the offices of the Transfer Agent. The Trust hereby appoints the Transfer Agent as its registrar and transfer agent to keep such books and to make such registrations and transfers under such reasonable procedures as the Transfer Agent may prescribe. The Transfer Agent is authorized and directed to make transfers from time to time upon the books of the Trust.

       Shares in book entry form, will be transferred or exchanged upon the surrender of the documents evidencing ownership of Shares in the form deemed by the Transfer Agent properly endorsed for transfer, accompanied by such documents as the Transfer Agent may deem necessary to evidence the authority of the person making the transfer. The Transfer Agent reserves the right to refuse to transfer Shares until it has received reasonable assurance that each necessary endorsement is genuine and effective and that the assignment of the Shares is valid and genuine. For that purpose, Transfer Agent may require an acceptable medallion guaranty of the signature of the person signing and appropriate assurance of authority to do so.

       New Shares delivered upon any transfer or exchange shall be valid obligations of the Trust, evidencing the same obligations as the Shares surrendered, and shall

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       be entitled to all of the security and benefits hereof to the same extent as the Shares surrendered.

       Beneficial owners of the Shares will not receive physical delivery of Share certificates. A book-entry system maintained by the Transfer Agent will be employed, evidencing beneficial ownership of the Shares in principal amounts, with transfers of beneficial ownership effected on the records of the Transfer Agent pursuant to procedures established by the Transfer Agent in accordance with applicable laws and regulations.

       Transfer of Shares and payment of dividends to participants of DTC shall be the responsibility of DTC; transfer of principal, redemption price and interest payments to beneficial owners by participants of DTC will be the responsibility of such participants and other nominees of beneficial owners. The Trust and the Transfer Agent shall not be responsible nor liable for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

       Transfer Agent shall be fully protected and held harmless in recognizing and acting upon written instructions bearing the signature of an authorized officer believed by it in good faith to be a genuine signature.

       The Trust will at all times advise the Transfer Agent of any and all stop transfer notices or adverse claims lodged against Shares of the Trust and further, will notify the Transfer Agent when any such notices or claims have expired or been removed. The Transfer Agent is not otherwise responsible for stop transfer notices or adverse claims from either the Trust or third parties unless it has received actual written notice thereof.

       IV.    RECORDKEEPING

       The Transfer Agent is authorized and directed to maintain records showing the name and address of, and the number of Shares issued to each holder of said securities together with such other records as said Agent may deem necessary or advisable to discharge its duties as set forth in these resolutions.

       In case of any request or demand for the inspection of the Share records of the Trust or any other records in the possession of the Transfer Agent, subject to applicable law and regulation, the Transfer Agent will endeavor to notify the Trust and to secure instructions permitting or refusing such inspection. The Transfer Agent reserves the right to permit the inspection of the Share records or other records by a requesting party, if it is advised by its counsel that it is required by applicable law or regulation or court order to do so.

       The Transfer Agent agrees (i) to maintain all records in compliance with the requirements of applicable securities laws and regulations, and (ii) that all records which it maintains pursuant to its duties under these resolutions shall at

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       all times remain the property of the Trust, and shall be readily accessible during normal business hours as such access may be required pursuant to the aforementioned securities laws and regulations. Such records shall, subject to applicable law and regulation, be promptly surrendered to the Trust upon the resignation or removal of the Transfer Agent or otherwise on written request.

VI.    RESPONSIBILITIES, INDEMNITIES, AND COMPENSATION HEREUNDER

       The Transfer Agent is a national bank duly organized under the laws of the United States and as such is registered with the Securities and Exchange Commission as a transfer agent. In the event that the Transfer Agent ceases to be registered as such with the Securities and Exchange Commission, it will notify the Trust of such deregistration. The Trust may terminate the Transfer Agent, effective immediately, upon receipt of such notification.

       The Transfer Agent shall perform all the customary services of a transfer agent, registrar, agent of dividend reinvestment plan, cash purchase plan and other investment programs, dividend disbursing agent and a processor of payments as described in the attached Fee Schedule-Exhibit G. The detailed services and definition, frequency, limitations and associated costs (if any) of these services are set out in the attached Fee Schedule.

       The Transfer Agent may, but need not, rely conclusively and act or refuse to act without further investigation upon any list, instruction, certification, authorization, statement of Share ownership or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed by any duly authorized person or persons, or upon the instruction of any officer of the Trust or the advice of counsel for the Trust, or counsel for the Transfer Agent. The Transfer Agent may make any transfer or registration of ownership for such Shares which is believed by it in good faith to have been duly authorized or may refuse to make any such transfer or registration if in good faith the Transfer Agent deems such refusal necessary in order to avoid any liability upon either the Trust or itself.

       If the Transfer Agent is replacing or succeeding a prior transfer agent or recordkeeper, the Trust shall provide a Trust's Final Balancing Report (see sample format in Exhibit E) and the prior transfer agent shall provide a Prior Transfer Agent Final Balancing Report (see sample format in Exhibit F), which will contain information about Shares outstanding, unresolved discrepancies, and such other information as the Transfer Agent shall request.

       The Transfer Agent may rely upon the records and information provided to it by a prior transfer agent or recordkeeper without independent review and shall have no responsibility or liability for the accuracy or inaccuracy of such records and information.

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       The Transfer Agent is authorized by the Trust to execute all agreements, appoint agents or sub-agents and do all other acts reasonably deemed necessary to carry out the general purposes of this Resolution of Appointment; provided that no such agreement, without the written approval of the Trust, shall be binding upon the Trust or result in an increase in amounts payable by the Trust hereunder.

       The Trust shall indemnify and hold harmless the Transfer Agent from and against any and all losses, costs, claims, damages, suits, judgments, penalties, liabilities, and expenses, including reasonable attorney's fees, which it may suffer or incur (a) by reason of any act or omission of the Trust, and (b) by reason of any action or non-action by the Transfer Agent required in accordance with these Terms and Conditions. This indemnification shall include, but not be limited to, the claims of third parties arising from or related to the agency, and claims relating to any action or non-action of a prior transfer agent of the Trust. Such indemnification shall survive any termination of services, including resignation or removal of the Transfer Agent. The Transfer Agent may, in connection with the agency, employ agents or attorneys-in-fact, and shall not be answerable for the default or misconduct of any such agent or attorney, provided the same shall have been selected with reasonable care.

       The Transfer Agent may consult with counsel of its choice, and any opinion of such counsel shall be full and complete authorization and protection to the Transfer Agent with respect to any action taken or omitted by it in good faith, in reliance upon such opinion, in connection with the performance of its duties or obligations as Transfer Agent, Registrar or Dividend Disbursing Agent. The Trust agrees to reimburse the Transfer Agent for all reasonable expenses (including reasonable counsel fees) incurred hereunder, as provided in the attached Fee Schedule - Exhibit G. Transfer Agent shall promptly notify the Trust when retaining counsel.

       The Transfer Agent is obligated to and agrees to comply with all applicable laws and regulations in the performance of its duties under this Resolution.

       The Transfer Agent shall ensure compliance with Office of Foreign Asset Control laws and regulations.

       The Transfer Agent shall provide reasonable assistance and any necessary documentation to ensure that the Trust complies with Rule 38a-1 of the Investment Company Act of 1940, as amended.

       The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonably time limits to insure the accuracy of all services to be performed under these Terms and Conditions; provided that the Transfer Agent shall not have any liability to the Trust for loss or damage due to errors unless such errors were caused by its negligence, bad faith or willful misconduct or that of its employees. Nothing contained in this Section shall limit the Transfer

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       Agent's responsibility for its performance of its obligations under these
       Terms and Conditions in accordance with the terms hereof.

       The Trust agrees that Transfer Agent shall be paid fees for its services and reimbursed for expenses in accordance with the attached fee schedule (see attached Fee Schedule - Exhibit G). This Fee Schedule shall be in effect for three (3) years from the date the Transfer Agent commences providing the services hereunder.

VIL.   DIVIDEND DISBURSEMENT

       The Transfer Agent, when appointed as Dividend Disbursing Agent by resolution of the Trust, will pay dividends for the Shares of the Trust for which it now or hereafter may be acting as Transfer Agent and Registrar, upon written notice by an officer of the Trust advising the Transfer Agent of a declaration of a dividend, and the payment to the Transfer Agent of the necessary funds with which to pay the dividend, in currently available funds deposited with the Transfer Agent by 11:00 a.m. EST on each dividend payable date.

       The Trust agrees to deposit good and collected funds with the Transfer Agent, such that the collected balance available to the Transfer Agent is sufficient to cover the amount of the dividend to be paid. Neither party intends the Transfer Agent to make a loan to the Trust. The Transfer Agent will have no obligation to pay the dividend until the Trust has provided sufficient collected and available funds to the Transfer Agent.

       The payment of such funds to the Transfer Agent for the purpose of being available for the payment of dividend checks from time to time is not intended by the Trust to confer any rights in such funds on the Trust's Shareholders whether in trust or in contract or otherwise.

       The Transfer Agent is authorized to draw and deliver from time to time new checks for the payment of dividends to take the place of checks theretofore drawn but not presented for payment, and to place stop payment on such checks, when such checks are represented by the payees to have been lost, mislaid or destroyed, and not to have been endorsed or negotiated. Unclaimed funds shall remain in designated disbursement accounts until such time as they are claimed by the shareholder or his representative or until the Trust provides further direction as to their disposition.

       The Transfer Agent is hereby authorized to deduct from all dividends and distributions declared by the Trust and disbursed by the Transfer Agent, as disbursing agent, the tax required to be withheld pursuant to Sections 1441, 1442 and 3406 of the Internal Revenue Code of 1986, as amended, or by any Federal or state statutes subsequently enacted, and to make the necessary return and payment of such tax in connection therewith.

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VIII.  UNCLAIMED PROPERTY ADMINISTRATION

       The Transfer Agent will provide unclaimed property reporting services for abandoned Share certificates and related cash dividends, which may be deemed abandoned or otherwise subject to an unclaimed property law. Such services may include preparation of unclaimed property reports, delivery of abandoned property to various states, completion of required due diligence notifications, responses to inquiries from owners, and such other services as may reasonably be necessary to comply with applicable unclaimed property laws.

       The Trust shall assist the Transfer Agent and provide such cooperation as may reasonably be necessary in the performance of the services hereunder including delivery to the Transfer Agent of any and all unclaimed property which may not otherwise be in the Transfer Agent's possession.

       The Transfer Agent shall assist the Trust in responding to inquiries from administrators of state unclaimed property laws regarding reports filed on the Trust's behalf or in response to requests to confirm the name of a reclaiming owner. The Transfer Agent shall exercise reasonable efforts to obtain release agreements from the various states offering such release agreements with respect to reports and abandoned property delivered to them and indemnification agreements from those states willing to provide them.

       The Transfer Agent, or its duly appointed agent, shall timely remit unclaimed Shares and cash of the Trust to the appropriate state or jurisdiction, as provided for under applicable unclaimed property law. The Transfer Agent shall provide such reports regarding unclaimed property services hereunder as the Trust may reasonably request from time to time.

       If the Trust elects not to have the Transfer Agent provide unclaimed property services as described herein (which election may be made with respect to one or more classes of Shares), the Trust shall give the Transfer Agent written notice of such election, and include in such notice: a) acknowledgment by the Trust that failure to report unclaimed property may result in the assessment of interest and penalties by the states against the Trust; and b) statement releasing the Transfer Agent from any liability for such penalties and interest that may be assessed against the Trust. See attached Exhibit C for a sample of such notice.

IX.    LOST SECURITY HOLDER SEARCH SERVICES

       Pursuant to Securities and Exchange Commission ("SEC") rules (See SEC Rule 240.17Ad/Ad-17, as amended), the Transfer Agent is required to provide the following services regarding lost security holder accounts, which together constitute Standard Search Services:

            - Conduct a national database search between three and twelve months after a lost security holder account is identified.

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            -  If the first national database search is not successful in locating the holder, conduct a second search between six and twelve months later.
            - Report to the SEC in required transfer agent filings, information about the age of lost security holder accounts and amounts escheated to the various states.

       Exceptions to the SEC search requirements include:

            -  Deceased shareholders
            - Shareholders that are not natural persons (e.g., corporations, partnerships)
            - Cases where the value of all amounts due to the security holder (market value of the security, plus dividends and interest payable) are less than $25

       Subject to the last paragraph of this Section IX, Transfer Agent reserves the right to conduct additional searches, including searches for heirs of deceased holders, which constitute Deep Search Services.

       Transfer Agent reserves the right to work with service providers, contractors, or agents, to conduct national database searches to locate lost security account holders, or their beneficiaries or survivors, using Standard Search Services and Deep Search Services. The Trust agrees to pay the reasonable fees and expenses incurred by the Transfer Agent in the course of providing the referenced search services. The referenced fees and expenses may be assessed periodically by the Transfer Agent in accordance with the services provided. (See attached Fee Schedule - Exhibit G.)

       Unless the Trust notifies the Transfer Agent in writing and reasonably objects thereto, the Trust hereby agrees to be enrolled in the referenced search services, to be conducted by the Transfer Agent, or its service providers, contractors or agents. Fees and expenses are subject to change, and the Trust will receive written notification from the Transfer Agent in advance of such changes.

       In the event that the Trust determines that the Deep Search Services should not be conducted, the Trust shall give the Transfer Agent written notice of such election. See attached Exhibit D for a sample of such notice.

X.     CONFIDENTIALITY OF RECORDS

       The Transfer Agent will hold confidential all information received from Trust in the course of providing services described herein. Such information will not be disclosed to others except as required by applicable law, or upon Trust's prior written approval, or pursuant to a valid Court Order.

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XI.    RESIGNATION OR REMOVAL

       The Transfer Agent may resign upon 90 days advance written notice to the Trust, subject to any separate agreement which the Transfer Agent may have with the Trust.

       The Trust may remove the Transfer Agent as Transfer Agent, Registrar, and/or Dividend Disbursing Agent, as the case may be, subject to any separate agreement which the Transfer Agent may have with the Trust, upon 90 days advance written notice to the Transfer Agent, by a resolution of the Board of Trustees of the Trust. Such removal shall become effective upon receipt by the Transfer Agent of a certified copy of such resolution and upon the payment of all amounts due the Transfer Agent, including any outstanding fees and expenses, up to and including the removal date in connection with such agency.

       Notwithstanding the above, these Terms and Conditions of Appointment may be terminated at any time by either the Trust or the Transfer Agent upon a material breach of a representation, covenant or term of these resolutions by the other party which is not cured within a period not to exceed thirty (30) days after the date of written notice thereof by the other party.

       Upon the effective date of a resignation or removal in accordance with the provisions noted above, the Transfer Agent shall deliver, at the expense of the Trust, to the Trust, or to a successor Transfer Agent as directed in writing by the Trust, all records of the Trust in the possession of the Transfer Agent.

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XII.   MERGER OR CONSOLIDATION

       Any company into which the Transfer Agent may be merged or converted or with which it may be consolidated, or any company resulting from any merger, conversion or consolidation to which it shall be a party, shall be the successor Transfer Agent, Registrar and/or Dividend Disbursing Agent without the execution or filing of any paper or the performance of any further act, anything herein to the contrary notwithstanding.

XIII.  NOTICES

       All notices, requests, and other communications under these Terms and Conditions of Appointment shall be in writing and shall be addressed to the appropriate party as follows:

       If to the Trust, to the address specified by the company in the appointment documentation listed in Exhibit A.


       If to the Transfer Agent:

             Wells Fargo Shareowner Services
             Attn: Manager of Account Administration
             161 North Concord Exchange
             South St. Paul, Minnesota 55075-1139

       These addresses may be changed by giving written notice to the other party.

XIV.   GOVERNING LAW

       These Terms and Conditions of Appointment shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of Minnesota.

XV.    AMENDMENT

       These Terms and Conditions of Appointment may be amended or modified only by a resolution of the Trust adopting a written amendment approved by the Transfer Agent.

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       THE PARTIES ACKNOWLEDGE AND AGREE AS FOLLOWS: THE [AMENDED AND RESTATED]
       DECLARATION OF TRUST ESTABLISHING THE TRUST, DATED FEBRUARY 14, 2006, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "RMR ASIA PACIFIC REAL ESTATE FUND" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE TRUST. ALL PERSONS DEALING WITH THE TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

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                                    EXHIBIT A

                      DOCUMENTS REQUIRED TO MAKE EFFECTIVE

                               THE APPOINTMENT OF

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                         AS TRANSFER AGENT AND REGISTRAR

A.   Documents required to make appointment effective:

          1. A copy of resolutions appointing the Transfer Agent, Registrar and Dividend Disbursing Agent, and adopting the Terms and Conditions of Appointment, duly certified by the Secretary of the Trust to be still in full force and effect no later than the effective date of appointment.

          2. A copy of the Agreement and Declaration of Trust of the Trust, together with all amendments, duly certified by the Secretary of State of the Commonwealth of Massachusetts.

          3. A copy of the By-Laws of the Trust and all amendments thereto certified by the Secretary or Assistant Secretary of the Trust.

          4.   An opinion of the Trust's counsel as to:

               -    the valid organization and existence of the Trust;

               - the due authorization and issuance of the Shares for which the Transfer Agent is appointed;

               - the due registration of such Shares under the proper federal and/or state laws and regulations, or if exempt from registration, the applicable section of the Securities Act of 1933 (as amended) and the basis of such exemption, and the fact that no order or consent of a governmental or regulatory authority is required in connection with the issuance of such Shares or, if such order or consent is required, a statement to that effect.

          5. Letter signed by the Secretary setting forth the particulars as to any stop transfer orders (e.g., lost certificates or adverse claims) or other transfer restrictions in effect against any outstanding certificates, or stating that there are none.

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          6.   True and complete list, certified by the Secretary as of the effective date of the appointment of the Transfer Agent and Registrar, showing names, addresses, number of Shares, date of issue, taxpayer identification number and certificate number for the shareholders of the Trust, or a statement that Wells Fargo may rely upon information provided by the former transfer agent or recordkeeper.

          7. A list of names, titles and specimen signatures of officers or other employees authorized to give the Transfer Agent instructions for original issuance and/or cancellation of Shares of the Trust.

          8. Name, title, and address of individual to whom notices, requests and other communications under the Terms and Conditions of Appointment should be sent.

          9. A list of all names and titles of the person(s) authorized to give ongoing instructions (other than original issuance instructions) to, or to requisition information from, the Transfer Agent.

          10. A final balancing report as of the Effective Date of Appointment (Exhibit E) certified correct by the Secretary of the Trust providing information regarding the issues for which the Transfer Agent is appointed including any Shares which have been reserved for issuance upon exercise of any purchase, option, conversion right, etc.

          11. Specimen Share certificates (currently in circulation or to be issued), if any, of the class or classes for which the Transfer Agent is appointed.

B. Preliminary Information Form (see attached) to be completed by the Trust and returned to the Transfer Agent.

C. Rights Agent. If the Trust has a Rights Plan and wishes to appoint the Transfer Agent as successor Rights Agent, a copy of the Rights Plan must be provided to the Transfer Agent for review and approval prior to the effective date of appointment.

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                                    EXHIBIT B

                          PRELIMINARY INFORMATION FORM

                               TO BE FURNISHED TO

                             WELLS FARGO BANK, N.A.

                      IN CONNECTION WITH ITS APPOINTMENT AS

                       STOCK TRANSFER AGENT AND REGISTRAR


1.    Name of Corporation ______________________________________________________

2.    Complete mailing address of Corporation __________________________________

      __________________________________________________________________________

      Phone and fax numbers of Corporation______________________________________

3.    Name and address of counsel ______________________________________________

      __________________________________________________________________________

      Individual counsel contact _______________________________________________

      Phone and fax numbers of counsel contact__________________________________

4.    Company name, contact and phone number of stock certificate printer ______

      __________________________________________________________________________

5.    Number of shareholders prior to current public offering, if applicable:
      ________________ shareholders

6.    State of Incorporation of Corporation_____________________________________

7.    Corporation's Federal Taxpayer Identification Number _____________________

8.    Corporation's State Taxpayer Identification Number _______________________

9.    Cusip Number _____________________________________________________________

10. Name and address of individual to whom reports of transfers should be sent, as requested _______________________________________________________

      __________________________________________________________________________

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11.   Name and address of individual to whom invoices for fees and expenses should be sent

      __________________________________________________________________________

12.   Date of next annual shareholder meeting __________________________________

13.   Previous Corporation names and effective dates of name changes ___________

      __________________________________________________________________________

14.   Mergers/Acquisitions, effective dates and rates __________________________

      __________________________________________________________________________

15. Record dates, distribution dates and rates for all stock splits/dividends, and/or cash dividends paid in past 12 months (if applicable)

      __________________________________________________________________________

16.   Stock exchange or NASDAQ group on which stock is traded and symbol _______

17.   Copy of most recent balance sheet and earnings statement.

18.   Nature of business _______________________________________________________

19. Draft copy of registration statement and copy of final Prospectus if new offering is planned.

      Name of Underwriter ______________________________________________________

      Number of shares to be offered ___________________________________________

      Proposed price per share _________________________________________________


20. If the Corporation has a Rights Plan, provide a copy for review and approval prior to appointment.

This information is furnished by:


--------------------------------------
Corporation


--------------------------------------
Authorized Signature


--------------------------------------
Name


--------------------------------------
Title


--------------------------------------
Date

                                    EXHIBIT C

           [SAMPLE LETTER FROM TRUST TO TRANSFER AGENT, OPTING OUT OF
              ABANDONED PROPERTY ADMINISTRATION SERVICES.]

                    [PLEASE SUBMIT LETTER ON TRUST LETTERHEAD WITH SIGNATURE OF AUTHORIZED TRUST REPRESENTATIVE.]


Wells Fargo Shareowner Services
Attn:  ________________[Account Manager]
161 North Concord Exchange
South St. Paul, Minnesota 55075-1139

RE:   ABANDONED PROPERTY ADMINISTRATION SERVICES;
      TRUST'S NOTICE OF INTENT NOT TO PARTICIPATE;
      LETTER OF INSTRUCTION TO TRANSFER AGENT

The undersigned authorized Trust representative acknowledges that Wells Fargo Shareowner Services, serving as Transfer Agent for the Trust, has apprised the Trust of the availability of unclaimed property administration and compliance services. THE TRUST HEREBY ELECTS NOT TO OBTAIN UNCLAIMED PROPERTY ADMINISTRATION AND COMPLIANCE SERVICES FROM WELLS FARGO SHAREOWNER SERVICES.

The Trust herby acknowledges that failure to report unclaimed property may result in the assessment of interest and penalties by the states, and the Trust releases the Transfer Agent from any liability for such penalties and interest, if subsequently assessed.


Trust Name:_____________________________

Authorized by:__________________________
                (Print Name and Title)

Signature:______________________________

Date:___________________________________

                                    EXHIBIT D

         [SAMPLE LETTER FROM TRUST TO TRANSFER AGENT, OPTING OUT OF DEEP
                     SEARCH LOST SECURITY HOLDER SERVICES.]

                 [PLEASE SUBMIT LETTER ON TRUST LETTERHEAD WITH
                 SIGNATURE OF AUTHORIZED TRUST REPRESENTATIVE.]


Wells Fargo Shareowner Services
Attn:  ________________[Account Manager]
161 North Concord Exchange
South St. Paul, Minnesota 55075-0738

RE:   DEEP SEARCH LOST SECURITY HOLDER SERVICES;
      TRUST'S ELECTION NOT TO PARTICIPATE;
      LETTER OF INSTRUCTION TO TRANSFER AGENT

Wells Fargo Bank, N.A. (the "Transfer Agent") serves as Transfer Agent, Registrar and Dividend Disbursing Agent for outstanding shares of beneficial interest ("Shares") of _________________ (the "Trust"), under resolution of the Trust. Pursuant to regulatory requirements, including rules of the Securities and Exchange Commission ("SEC"), the Transfer Agent, working with its contractors or agents, conducts lost security holder search services.

The undersigned Trust representative hereby acknowledges that the Transfer Agent has apprised the Trust of the availability of Deep Search Services. THE TRUST HEREBY GIVES WRITTEN NOTICE TO THE TRANSFER AGENT OF ITS ELECTION NOT TO PARTICIPATE IN DEEP SEARCH SERVICES, INCLUDING NATIONAL DATABASE SEARCHES FOR HEIRS OF DECEASED SECURITY HOLDERS. Upon receipt of this notice of the Trust's intent to forgo Deep Search Services, the Transfer Agent will conduct only Standard Search Services, as mandated by SEC requirements.

The Trust may decide to change its election and give the Transfer Agent reasonable advance written notice of its intent to participate in Deep Search Services.


Trust Name:_____________________________

Authorized by:__________________________
                (Print Name and Title)

Signature:______________________________

Date:___________________________________

                                    EXHIBIT G

                    [CURRENT FEE SCHEDULE FOR TRANSFER AGENT,
                  REGISTRAR, DIVIDEND DISBURSING AGENT SERVICES, AND
                       UNCLAIMED PROPERTY ADMINISTRATION.]

                             Transfer Agent Services

                                  Fee Schedule
                                       for
                        RMR Asia Pacific Real Estate Fund


                              EFFECTIVE 04/04/2006

                                    SUBMITTED
                                   04/04/2006
                                       BY
                         WELLS FARGO SHAREOWNER SERVICES


          This Fee Schedule is considered CONFIDENTIAL and intended for internal use only by the company.

                        RMR Asia Pacific Real Estate Fund

                         TRANSFER AND REGISTRAR SERVICES

TRANSFER SERVICES MINIMUM

     MONTHLY TRANSFER MINIMUM ($    Annually)

     Items on this page under Maintenance & Transactions are calculated against the monthly minimum for the main security issue. Any volumes that will exceed the minimum will be billed at the per unit rate.

ADMINISTRATION

     ADMINISTRATIVE FEE-ADDITIONAL SECURITY ISSUE (per month)

     Administrative costs for maintaining other issues (Warrant and/or Preferred stock). This fee, as well as fees for the services performed on these stock issues are not included in any monthly minimum fee for the main security issue.

MAINTENANCE

     ACCOUNT MAINTENANCE (per open & closed accounts)

     SHAREHOLDER PHONE CALLS & CORRESPONDENCE

TRANSACTIONS

     CERTIFICATES ISSUED


     BOOK ENTRY CERTIFICATE DEPOSIT/WITHDRAWAL

     BOOK ENTRY TRANSFERS (certificate-less transfers)

     RESTRICTED TRANSFERS

     STOCK OPTIONS/CORPORATE CLIENT ISSUANCES

     STOCK OPTIONS INVOLVING SWAP

     LEGAL TRANSFERS

     TRANSFER DEFICIENCIES

     DWAC MOVEMENT (deposit/withdrawal at custodian, Fee assessed to brokers)

                        RMR Asia Pacific Real Estate Fund

                             ANNUAL MEETING SERVICES
PROXY PROCESSING

     EMPLOYEE RECORD INTEGRATION ADMINISTRATIVE FEE

     EMPLOYEE FILE TRANSMISSION-WFSS STANDARD LAYOUT (per file)

     EMPLOYEE RECORDS ACCOUNTS MAINTAINED

     CUSTOMIZED PROGRAMMING TO THE EMPLOYEE FILE LAYOUT

     ADP FILE TRANSMISSION

     INSPECTOR OF ELECTION

     PROXY REGISTER

MAILING

     PROXY CARDS ADDRESSED ($      minimum, per issue)

     PREPARATION & MAILING PROXY MATERIAL ($      minimum - per mailing)

          INSERTING (assumes 4 pieces, machine insert, additional pieces billed extra)

TABULATION ($      MINIMUM)

     SYSTEM AUTOMATED VIA SCAN

     SYSTEM UPDATE - NO SCAN

     ADP, BANKS, BROKERS

     HAND TAB

     PHONE

     INTERNET

ELECTRONIC VOTING

     ELECTRONIC VOTING ANNUAL SETUP FEE

     PHONE LINE CHARGE (Domestic & Foreign calls)

     INTERNET VOTING FEE

     CUSTOMIZED PROGRAMMING FOR ELECTRONIC VOTING SET-UP

                        RMR Asia Pacific Real Estate Fund


                             ANNUAL MEETING SERVICES
EXPENSES

     BROKER FULFILLMENTS - PRINT & DISTRIBUTE

     SPECIFIC OUT OF POCKET EXPENSES (proxy material, postage, courier, stationery, travel, etc)

     RETURN POSTAGE (per proxy card returned)

     PHONE VOTING TAX (Federal / State)

                        RMR Asia Pacific Real Estate Fund

                    FEES RELATED TO INITIAL PUBLIC OFFERINGS


STANDARD INITIAL PUBLIC OFFERING (IPO) - Administrative Fee (one time)

ATTENDANCE AT IPO CLOSING (one time, if applicable) (Daily cost for attendance + travel expenses)

ADMINISTRATIVE FEE - OVER ALLOTMENT CLOSING

SECONDARY OFFERING - ADMINISTRATIVE FEE

SELLING SHAREHOLDER FEES (BASED ON THE COMPLEXITY OF THE PROJECT)
     ADMINISTRATIVE FEE

SELLING SHAREHOLDER FEES (FINAL QUOTE WILL BE BASED ON THE COMPLEXITY OF THE PRO
     PER SHAREHOLDER

     - Recording receipt of letter of transmittal and accompanying certificates
     - Checking the presented certificates for stop transfer orders
     - Cancel surrendered certificates
     - Examining & verifying the adequacy of transfer documents
     - Respond to phone calls and correspondence
     - Calculate distribution amounts in payment of stock
     - Prepare distribution checks, reconcile funds account, 1099B reporting

REORGANIZATION (PRE-IPO FORWARD OR REVERSE SPLITS, ACQUISITIONS, ETC.)
     LETTER OF TRANSMITTALS (by appraisal)

     - Recording receipt of letter of transmittal and accompanying certificates
     - Checking the presented certificates for stop transfer orders
     - Cancel surrendered certificates
     - Examining & verifying the adequacy of transfer documents
     - Respond to phone calls and correspondence
     - Calculate distribution amounts in payment of stock
     - Prepare distribution checks, reconcile funds account, 1099B reporting

REORGAZNIATION (PRE-IPO FORWARD OR REVERSE SPLITS, ACQUISITIONS, ETC.)
     ACCOUNT MAINTENANCE (annual, billed monthly)

REORGANIZATION (PRE-IPO FORWARD OR REVERSE SPLITS, ACQUISITIONS, ETC.)
     MONTHLY ADMINISTRATIVE FEE (per month)

                        RMR Asia Pacific Real Estate Fund

                            INVESTMENT PLAN SERVICES

PLAN AMENDMENT FEE

INVESTMENT FEES

     DIVIDEND REINVESTMENT (per shareholder account, per investment)

     OPTIONAL CASH INVESTMENTS (Check)

     AUTOMATIC WITHDRAWAL (ACH Investments)

     EMPLOYEE STOCK INVESTMENTS (via payroll deduction)

     INVESTMENT FEE MINIMUM (per each investment)

     PAYROLL FILE TRANSMISSION (per occurrence)

     INVESTMENT PLAN REGISTER (per investment - detail report on each participant, available upon request of the company)

     BROKERAGE COMMISSIONS ON PURCHASE OF SHARES (per share)

TRANSACTION FEES

     INTRA-INVESTMENT PLAN TRANSFERS (per transaction)

     PLAN CERTIFICATE DEPOSIT/WITHDRAWAL

     PLAN SALES (per request, shareholder paid)

     BROKERAGE COMMISSION ON SALE OF SHARES (per shares, shareholder paid)

     AUTOMATIC WITHDRAWAL INVESTMENT ACH REJECTS

     DUPLICATE STATEMENT REQUEST-ARCHIVED (per year requested, shareholder paid)

DIRECT PURCHASE FEES

     DIRECT PURCHASE PHONE FULLFILLMENTS

     NON-SHAREHOLDER ENROLLMENTS (shareholder paid)

     DIRECT PURCHASE REGISTERED BROKER / DEALER FEE (annual)

EXPENSES

     OUT-OF-POCKET EXPENSES (postage, stationery, return postage, courier, etc.)

                        RMR Asia Pacific Real Estate Fund

                         PRODUCTION AND MAILING EXPENSES

INFORMATION REPORTING (HARD COPY)

     PER ACCOUNT SCANNED (for partial reporting)

     PER ACCOUNT GENERATED/PRINTED ($      minimum)

     ADDITIONAL COPY OF PRODUCTION REQUEST

INFORMATION REPORTING (ELECTRONIC)

     PER ACCOUNT SCANNED (for partial reporting)

     PER ACCOUNT GENERATED/PRINTED ($      minimum)

     DISKETTE/E-MAIL FILE/TAPE/CD

CERTIFICATE DETAIL LIST

     BASE + PER ACCOUNT SCANNED

SHAREHOLDER SURVEY (NO NAMES PRINTED)

     BASE FEE + PER ACCOUNT SCANNED

RUSH PRODUCTION JOB

     24 HOUR/SAME DAY TURNAROUND

MAILING

     PREPARATION FOR MAILING ($      Minimum)

          AFFIX LABELS (Machine/By Hand)

          INSERT (Machine/By Hand)

          FOLDING

          MATCH MAIL

     NEW ACCOUNT MAILING (per month)

     PRESORT DISCOUNT ON MAILING (per piece mailed, if qualified)

     RUSH MAILING FEE (24 Hour/Same Day Turnaround)

                        RMR Asia Pacific Real Estate Fund

                     ABANDONED PROPERTY/ESCHEATMENT SERVICES

CLEARINGHOUSE

     ANNUAL UNCLAIMED PROPERTY - ADMINISTRATIVE FEE (Main Issue)

     ANNUAL UNCLAIMED PROPERTY - ADMINISTRATIVE FEE (for each additional issue)

     SHARES/CHECKS ESCHEATED (per account)

     DATA EXCHANGE FILE OF ACCOUNT NAMES WITH CLEARINGHOUSE (per exchange)

     DUE DILIGENCE MAILING (Uncashed Checks, Unexchanged Shares) (per notice mailed)

COMPANY DIRECTED

     ADMINISTRATIVE FEE

     CHECKS ESCHEATED (per check)

     UNDERLYING SHARES (per account)

     OUTSTANDING CHECK NOTIFICATION (per notice mailed)

ESCHEATMENT REPORT OF UNCLAIMED PROPERTY

     ACCOUNT SCANNED

     ACCOUNT PRINTED ($     minimum)

LOST SHAREHOLDER PROGRAM

     STANDARD SEARCH (SEC Mandated-2 or less searches)

     DEEP SEARCH

OTHER FEES

     CHECK REPLACEMENTS (upon response of due diligence mailing, outstanding check notification)

                        RMR Asia Pacific Real Estate Fund

                                SPECIAL SERVICES

SHAREOWNER ON-LINE (SHAREHOLDER ACCESS TO RECORDS VIA THE INTERNET)

     SETUP FEES (modifications billed as quoted)

     SHAREHOLDER ACCESS FEES (for all open and close accounts)

     ANNUAL MAINTENANCE

     SHAREOWNER ON-LINE COMMUNICATION TO SHAREHOLDERS (including temporary PIN)

SHAREOWNER CLIENT CONNECT(R)(INTERNET ACCESS TO SHAREHOLDER RECORDS)

     SET-UP FEE (one time)

     ANNUAL ACCESS SUPPORT

     ($     minimum covers up to      ID's, additional ID's at $      each)

     Reports included in basic access fee:
     - Proxy Reports
     - Issued Shares & Reserve Balancing Report
     - Treasury Balancing Report
     - Shareowner Account Summary Report
     REPORTS - ACCESS TO LISTS & SURVEYS (fee billed based on shareholder accounts (annual for all open & closed accounts)

TRANSFER REVIEW NOTIFICATION (IE: OFFICERS, DIRECTORS, EMPLOYEES)

     ACCOUNT SETUP

     NOTIFICATION REPORTING OF ACTIVITY (per month)

                        RMR Asia Pacific Real Estate Fund

                                SPECIAL SERVICES
MISCELLANEOUS

     W8 SOLICITATION MAILING (IRS Mandated-includes postage)

     DIRECT REGISTRATION SETUP FEE (utilizing standard forms)

     DIRECT REGISTRATION SALES FACILITY (Annual)

     CONVERSION OF SHAREHOLDER RECORDS (manual input, $      minimum)

     COMPANY NAME CHANGE

     OFAC COMPLIANCE

     OVERDRAFT FEES (Federal Fund Rate applied to overdraft balance, per day
     + $      per day)

     RESEARCH / CLERICAL (per hour)

     WIRE FUNDS

     RECORD RETENTION MAINTENANCE (Per Box)

     TRANSFER SERVICES TERMINATION FEE ( % of annualized fees if termination is a result of a corporate action or any corporate decision unrelated to service quality, within 1st 12 months, % of annualized fees will be assessed if it occurs after 12 months.)

     TERMINATION FEE - MAINTAIN ACCOUNT RECORDS THROUGH NEXT ANNUAL PURGE (per account)

                        RMR Asia Pacific Real Estate Fund

                         OTHER TRANSFER RELATED SERVICES

STOPS ON TRANSFERS, RESTRICTIONS, LEGENDS ON CERTIFICATES

REPLACEMENT OF LOST CERTIFICATES AND FILING NOTICE OF LOSS WITH SEC

RUSH TRANSFERS (company request)

UNDELIVERED CERTIFICATE REMAILED TO NEW ADDRESS

CERTIFICATE CONFISCATIONS

ADVERSE CLAIM (per handling of claim)

SPECIAL CODING IRS (B-Notice, C-Notice)

                        RMR Asia Pacific Real Estate Fund

                                    EXPENSES

GENERAL OUT-OF-POCKET EXPENSES, NOT RELATED TO A SPECIFIC ACTIVITY
     PER ACCOUNT (costs for stationery, general forms, daily postage including certificate mailing, W-9's, phone & long distance charges, etc.) (per account, per month)

INSURANCE

     INSURANCE FOR MAILING CERTIFICATES (per certificate issued)

SPECIFIC OUT-OF-POCKET

     SPECIFICALLY IDENTIFIABLE OUT-OF-POCKET COSTS (postage, courier fees, return postage, customized forms, etc.)

WEBLINK

     ANNUAL WEBLINK EXPENSE (link to access corporate overview and stock quote) (annual)

                     WELLS FARGO SHAREOWNER ONLINE AGREEMENT

THIS AGREEMENT, is hereby entered into by and between, _______________________ a_______________corporation ("Client"), and Wells Fargo Bank, National Association ("Wells Fargo") as of,________the_____day of________________
("Effective Date"),

WHEREAS, Client has, by resolution of its board of directors, appointed Wells Fargo as its transfer agent, registrar and dividend disbursing agent for all of its shares of common stock, and pursuant to said appointment desires certain additional services from Wells Fargo;

WHEREAS, Client has requested that each registered shareholder of Client ("Shareowner") be provided with Internet access to that Shareowner's account information and be able to originate certain transactions with respect to the Shareowner's account on the Internet ("Services"); and

WHEREAS, Wells Fargo on behalf of Client desires to make such Services available to Shareowners,

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, Client and Wells Fargo agree as follows:

1. SHAREOWNER SERVICES BY WELLS FARGO
Wells Fargo hereby agrees to make available to each of Client's Shareowners the Services as described herein to enable each Shareowner to have access to such Shareowner's own account, all in accordance with the provisions of this Agreement. Wells Fargo shall, in accordance with written information provided to Shareowner by Wells Fargo, and by means of authentication procedures for the use of a PIN by each Shareowner, make reasonable efforts and not less than the standards it uses in its operation of similar services for itself and for its parent, Wells Fargo & Company, to ensure that each Shareowner's individual account information, is available only to that Shareowner on the Internet. Wells Fargo will provide Shareowners with the ability to originate certain Shareowner account transactions by means of access through the Internet. Wells Fargo shall provide Shareowners with a telephone helpline to respond to inquiries from Shareowners regarding the Services on the Client's behalf. Wells Fargo shall provide such other services as may be mutually agreed upon in writing by Wells Fargo and the Client.

2. AUTHORIZATION BY CLIENT
Client hereby authorizes Wells Fargo to provide the Services to Shareowners in accordance with the terms of this Agreement and applicable law. Client further agrees to provide assistance and information to Wells Fargo as may be reasonably required by Wells Fargo from time to time for the performance of such Services.

3. CONTACT PERSONS
Wells Fargo and Client agree to cooperate fully and communicate with each other on matters relating to this Agreement. Each party shall designate a primary contact person with whom the other party shall communicate and keep informed regarding all such matters. Each party shall inform the other party, in writing, of any change in designation of said primary contact person.

4. TERM AND TERMINATION
The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until terminated by mutual written consent or by either party upon sixty (60) days' prior written notice to the other party. This Agreement shall terminate automatically if Wells Fargo ceases to serve as transfer agent for Client. Upon termination for any reason, all Services provided hereunder by Wells Fargo shall cease and Wells Fargo agrees to provide notice to Client's Shareowners of the effective date of such termination. In the event that Client unilaterally terminates this Agreement, Client agrees to pay all reasonable costs for providing such notice. In all other cases, Wells Fargo shall bear the cost of such notice.

5. CONFIDENTIALITY
Both parties hereby agree that during the term of this Agreement, any information, data, records, technological materials, processes and procedures disclosed or provided by either party to the other party, including the terms of this Agreement (collectively, "Confidential Information"), shall be held in strict confidence by the receiving party and shall not be disclosed to any other person or entity without the express prior written consent of the disclosing party. Confidential Information shall not include any information which (a) was publicly available at the time of disclosure; (b) became publicly available after disclosure without breach of this Agreement by the recipient; (c) was in the recipient's possession prior to disclosure, as evidenced by the recipient's written records, and was not the subject of an earlier confidential relationship with the disclosing party; (d) was rightfully acquired by the recipient after disclosure by the disclosing party from a third party who was lawfully in possession of the information and was under no obligation to the disclosing party to maintain its confidentiality; (e) is required to be disclosed by the recipient pursuant to judicial order or other compulsion of law, provided that the recipient shall provide to the disclosing party prompt notice of such order and comply with any protective order imposed on such disclosure.

6. WARRANTIES AND REPRESENTATIONS
WELLS FARGO SHALL PROVIDE THE SERVICES HEREUNDER IN GOOD FAITH, WITH THE CARE AND DILIGENCE THAT IT EXERCISES IN THE PERFORMANCE OF THE SERVICES FOR ITS BEST COMMERCIAL CUSTOMERS. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, WELLS FARGO MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES PROVIDED HEREUNDER INCLUDING, BUT NOT LIMITED TO, THE SOFTWARE AND HARDWARE RELATED TO SUCH SERVICES, AND THERE ARE EXPRESSLY EXCLUDED, ALL WARRANTIES OF

MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OF SUCH SERVICES AND ALL RELATED SOFTWARE AND HARDWARE. Wells Fargo represents and warrants that all computer programs, software, hardware, systems, procedures, manuals and training tools used by Wells Fargo in performing its obligations under this Agreement are the exclusive property of Wells Fargo or an affiliate thereof or are held by Wells Fargo or such an affiliate pursuant to an existing and valid license agreement with a third party.

7. LIMITATION OF LIABILITY, INDEMNIFICATION
Each party agrees to indemnify and hold the other harmless from any reasonable loss, claim or expense which it may incur as a result of the negligence, willful wrongdoing, or material breach of this Agreement by the indemnifying party in performing its duties under this Agreement. In no event shall either party be liable for any special, indirect or consequential damages arising hereunder or in connection with this Agreement. Wells Fargo shall indemnify and hold harmless Client and its officers, agents, employees and directors against any claim that any such programs, software, hardware systems, procedures, manuals and training tools, or the use of same, infringes on the rights of any third person. In the event that Client receives notice of any claim which can be expected to give rise to a request for indemnity under this paragraph, Client shall promptly give reasonable notice to Wells Fargo of such claim.

8. FEES FOR SERVICES
Client agrees to pay Wells Fargo the fees and in the manner as set forth on the attached fee schedule for the Services provided hereunder. Fees are due and payable within 30 days of receipt of invoice by Client. Wells Fargo reserves the right to adjust said fees from time to time upon 60 days' prior written notice to Client.

9. UNAUTHORIZED ACCOUNT ACCESS
Client agrees and understands that Wells Fargo has the right to discontinue providing Services and disconnect any Shareowner from the Services in the event that any unauthorized access thereto is discovered by Wells Fargo, in which event all such Services to said Shareowner shall cease until such unauthorized access is corrected and the causes are eliminated to the satisfaction of Wells Fargo.

10. ASSIGNMENT
Neither Wells Fargo nor Client may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, other than Wells Fargo may assign the Agreement to an affiliate entity without the consent of Client.

11. APPLICABLE LAW
This Agreement shall be governed by the laws of the State of Minnesota.

12. NOTICES
All notices in connection with this Agreement to a party hereto shall be in writing and shall be deemed to have been duly given when delivered by facsimile, by e-mail, by hand or when deposited in the United States mail with first class postage prepaid and addressed to such party at its address as set forth below, or to such other person or addresses as such party may specify by similar notice:

      __________________________            WELLS FARGO SHAREOWNER SERVICES
      __________________________            161 North Concord Exchange
      __________________________            South St. Paul, Minnesota   55075
     Attn:______________________            Attn:____________Account Manager
     Facsimile:_________________            Facsimile: 651-450-4078
     Email:_____________________

13. ENTIRE AGREEMENT
This Agreement contains the entire understanding and agreement between the parties regarding the subject matter hereof, and all other prior agreements' written or oral regarding the subject matter, are void and of no effect. No modification or amendment hereof shall be effective unless in writing and executed by both parties hereto.

The parties do hereby execute this Agreement as of the Effective Date.

("CLIENT")                                  ("WELLS FARGO")

                                            WELLS FARGO BANK, N.A.
---------------------------------

By:                                         By:
   ------------------------------              ------------------------------

Its:                                        Its:
    -----------------------------               -----------------------------

               WELLS FARGO SHAREOWNER CLIENT CONNECT(R) AGREEMENT

THIS AGREEMENT, is hereby entered into by and between, ______________________ a_____________corporation ("Client"), and Wells Fargo Bank, N.A. ("Wells Fargo") as of the____day of____________("Effective Date").

WHEREAS, Client has, by resolution of its board of directors, appointed Wells Fargo as its transfer agent, registrar and dividend disbursing agent for all of its shares of common stock, and pursuant to said appointment desires certain additional services from Wells Fargo;

WHEREAS, Wells Fargo has developed a service whereby CLIENT may access through the Internet CLIENT'S shareowners' ("Shareowners") records and initiate certain transactions thereon, which service is called Shareowner Client Connect ("Services"), and is more particularly described on the attached Schedule A hereto; and

WHEREAS, Client has requested that the Services be provided to the Client, and

WHEREAS, Wells Fargo desires to make such Services available to Client,

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, Client and Wells Fargo agree as follows:

1. SERVICES BY WELLS FARGO
Wells Fargo hereby agrees to make available to Client the Services and specific written instructions, all as described herein to enable Client to have access to each of its own Shareowner's account information through the Internet and for those certain purposes and functions as described on Schedule A, and all in accordance with the provisions of this Agreement. Wells Fargo shall provide Client a User Identification Number and Password ("Access Code") to be used by Client to gain access to Client's Shareowners' account information. Prior to commencement of the Services Wells Fargo shall also provide Client with specific written instructions for the use of the Services ("Instructions"). Wells Fargo shall by means of authentication procedures for the use of the Access Code by Client, make reasonable efforts and not less than the standards it uses in its operation of similar services for itself and for its parent, Wells Fargo & Company, to ensure that each Shareowner's individual account information is available only to Client on the Internet. Wells Fargo will provide Client with the ability to access certain Shareowner account record transactions by means of and through the Internet, as more particularly described in Schedule A and in the Instructions. Wells Fargo shall provide Client with a telephone helpline to respond to inquiries from Client regarding the Services and the Instructions. Wells Fargo shall provide such other services as may be mutually agreed upon in writing by Wells Fargo and the Client.

2. AUTHORIZATION BY CLIENT
Client hereby authorizes Wells Fargo to provide the Services to Client in accordance with the terms of this Agreement, and applicable law. Client further agrees to provide assistance and information to Wells Fargo as may reasonably be required by Wells Fargo from time to time for the performance of the Service, including installation and maintenance of its own hardware and software necessary to access the Internet as described on Schedule A. Client agrees that each individual authorized by Client to have access to Shareowners' account information shall be assigned a unique User ID provided by Wells Fargo. Client's contact person shall notify Wells Fargo in the event that a User ID has been assigned by Client to another authorized individual or in the event that an authorized individual has terminated employment with Client. Client shall use its best efforts to have each authorized individual use only their unique User ID when accessing Services.

3. CONTACT PERSONS
Wells Fargo and Client agree to cooperate fully and communicate with each other on matters relating to this Agreement. Each party shall designate a primary contact person with whom the other party shall communicate and keep informed regarding all such matters. Each party shall inform the other party, in writing, of any change in designation of said primary contact person.

4. TERM AND TERMINATION
The term of this Agreement shall commence on the Effective Date hereof and shall continue in full force and effect until terminated by mutual written consent or by either party upon sixty (60) days' prior written notice to the other party. In addition, Wells Fargo may terminate this Agreement immediately upon notice to Client in the event Client fails to pay fees, if any, (and such failure continues for 30 days after written notice to Client), that become due for Services hereunder, or if Wells Fargo becomes aware that Client is using the Access Code in an unauthorized manner. Upon termination for any reason, all Services provided hereunder by Wells Fargo shall cease as of the effective date of such termination.

5. CONFIDENTIALITY
Both parties hereby agree that during the term of this Agreement, any information, data, records, technological materials, processes and procedures disclosed or provided by either party to the other party, including the terms of this Agreement (collectively, "Confidential Information"), shall be held in strict confidence by the receiving party and shall not be disclosed to any other person or entity without the express prior written consent of the disclosing party. Confidential Information shall not include any information which (a) was publicly available at the time of disclosure; (b) became publicly available after disclosure without breach of this Agreement by the recipient; (c) was in the recipient's possession prior to disclosure, as evidenced by the recipient's written records, and was not the subject of an earlier confidential relationship with the disclosing party; (d) was rightfully acquired by the recipient after disclosure by the disclosing party from a third party who was lawfully in possession of the information and was under no obligation to the disclosing party to maintain its confidentiality; (e) is required to be disclosed by the recipient pursuant to judicial order or other compulsion of law, provided that the recipient shall provide to the disclosing party prompt notice of such order and comply with any protective order imposed on such disclosure.

6. WARRANTIES AND REPRESENTATIONS
WELLS FARGO SHALL PROVIDE THE SERVICES HEREUNDER IN GOOD FAITH, WITH THE CARE AND DILIGENCE THAT IT EXERCISES IN THE PERFORMANCE OF THE SERVICES FOR ITS BEST COMMERCIAL CUSTOMERS. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, WELLS FARGO MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES PROVIDED HEREUNDER INCLUDING, BUT NOT LIMITED TO, THE SOFTWARE AND HARDWARE RELATED TO SUCH SERVICES, AND THERE ARE EXPRESSLY EXCLUDED, ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OF SUCH SERVICES AND ALL RELATED SOFTWARE AND HARDWARE. Wells Fargo represents and warrants that all computer programs, software, hardware, systems, procedures, manuals and training tools used by Wells Fargo in performing its obligations under this Agreement are the exclusive property of Wells Fargo or an affiliate thereof or are held by Wells Fargo or such an affiliate pursuant to an existing and valid license agreement with a third party.

7. LIMITATION OF LIABILITY. INDEMNIFICATION
Each party agrees to indemnify and hold the other harmless from any reasonable loss, claim or expense which it may incur as a result of the negligence, willful wrongdoing, or material breach of this Agreement by the indemnifying party in performing its duties under this Agreement. In no event shall either party be liable for any special, indirect or consequential damages arising hereunder or in connection with this Agreement. The foregoing indemnification and hold harmless provision shall include and cover, but not be limited to, (i) changes made to a Shareowner's account that may affect or be related not only to the Client's stock, but which may affect or relate to any other stock that is associated with that Shareowner's account and (ii) any undesignated or unauthorized persons within the reasonable control of the indemnifying party having access to a Shareowner's account information, regardless of the cause of such liability, loss, damage or injury.

8. FEES FOR SERVICES
Client agrees to pay Wells Fargo the fees and in the manner as set forth on the attached fee schedule for the Services provided hereunder. Fees are due and payable within 30 days of receipt of invoice by Client. Wells Fargo reserves the right to adjust said fees from time to time upon 60 days' prior written notice to Client.

9. UNAUTHORIZED SHAREOWNER ACCOUNT ACCESS
Client agrees and understands that Wells Fargo shall have the right to discontinue providing Services and disconnect any Shareowner records access through the Internet in the event that any unauthorized access thereto is discovered by Wells Fargo, in which event all such Shareowner records access shall cease until such unauthorized access is corrected and the causes are eliminated to the satisfaction of Wells Fargo.

10. ASSIGNMENT
Neither Wells Fargo nor Client may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, other than Wells Fargo may assign the Agreement to an affiliate entity without the consent of Client.

11. APPLICABLE LAW
This Agreement shall be governed by the laws of the State of Minnesota.

12. NOTICES
All notices in connection with this Agreement to a party hereto shall be in writing and shall be deemed to have been duly given when delivered by facsimile, by e-mail, by hand or when deposited in the United States mail with first class postage prepaid and addressed to such party at its address as set forth below, or to such other person or addresses as such party may specify by similar notice:

     ___________________________            SHAREOWNER SERVICES
     ___________________________            161 North Concord Exchange
     __________________________             South St. Paul, Minnesota 55075
     Attn:______________________            Attn:____________Account Manager
     Facsimile:_________________            Facsimile: 651-450-4078
     Email:_____________________

13. ENTIRE AGREEMENT
This Agreement contains the entire understanding and agreement between the parties regarding the subject matter hereof, and all other, prior agreements written or oral regarding the subject matter, are void and of no effect. No modification or amendment hereof shall be effective unless in writing and executed by both parties hereto.

The parties do hereby execute this Agreement as of the Effective Date.

("CLIENT")                                  ("WELLS FARGO")

                                            WELLS FARGO BANK, N.A.
---------------------------------

By:                                         By:
   ------------------------------              ------------------------------

Its:                                        Its:
    -----------------------------               -----------------------------

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                                   SCHEDULE A
               Wells Fargo Shareowner Client Connect(R) Agreement
                             DESCRIPTION OF SERVICES

Shareowner Client Connect(R) enables the Client through personnel authorized by Client and by means of the use of a Wells Fargo User ID to access Client's Shareowners' records and initiate transactions for the following purposes and to perform the following functions:

- Search for Shareowner accounts by name, social security number, account number and certificate number
- View Shareowner accounts for certain general account information which is translated into user friendly terms such as:
         Shareowner registration
         Shareowner address
         Status of tax certification
         Balances
         Certificates
         Check history
         Transaction history
         Prior and current tax totals
         Reinvestment status
-    View a history of Shareowner contacts
-    Initiate some transactions related to its Shareowners including:
              - Address changes. This will change the address for that Shareowner as it relates to Client's stock in that particular shareowner's account, AND FOR THE stock of any other corporation, held by that Shareowner under that account, where Wells Fargo acts as the Transfer Agent.
              - Request a replacement check be sent to the address and registration on Wells Fargo's Shareowner account record.
              -   Request a duplicate 1099 be sent to the address and
                  registration on Wells Fargo's Shareowner account record.
              -   Request material be mailed to the address and registration on
                  Wells Fargo's Shareowner account record, such as a stock
                  power, reinvestment material, direct deposit enrollment form, etc.
-    View Proxy Tabulation information including:
              - List of the top 100 registered shareholders who have not yet voted.
              -   Summary of the proxy vote and quorum.
              -   Summary of voting on the Directors proposal.
 -   Initiate Reports:
     -  Included in Yearly Fee
              -   Shareowner Account Summary
              -   Issued Share Balancing Treasury
              -   Share Balancing
     -  Additional Fee
              -   Lists
                      Shareholder List
                          General
                          Top 50 Shareholders
                          Under 100 Shares
                      Insider List
                      Restricted Shares List
                      New Account List
                      Undeliverable List
              -   Surveys
                      Geographic Survey
                      Ownership Survey
                      Share Range Survey
                          General
                          Odd Lot
                          Odd Lot by 10 Share Increments

INSTRUCTIONS FOR USE OF SERVICES
Wells Fargo shall provide Client with Instructions on the use of the Services which Instructions are hereto incorporated into the Agreement by this reference.

              Wells Fargo Shareowner Client Connect(R)Agreement
                   SERVICE HARDWARE/SOFTWARE REQUIREMENTS

MINIMUM HARDWARE REQUIREMENTS
-    17 inch monitor
-    IBM compatible PC - Pentium 400
-    32 meg of RAM

MINIMUM SOFTWARE REQUIREMENTS
-    Windows 98
-    Internet Explorer 5.00 service pack 1 with 128 bit encryption

OTHER
- Unrestricted firewall access to "https://scc.wellsfargo.com" and any other pages associated with that site.
-    Knowledge of Microsoft Windows and Internet Explorer 5.0.
- Client will provide internal support on items related to internal systems including firewall access.

      DIVIDEND REINVESTMENT AND CASH PURCHASE PLAN ADMINISTRATOR AGREEMENT

Wells Fargo Bank, National Association ("Bank"), acting as Plan Administrator for the RMR Asia Pacific Real Estate Fund Dividend Reinvestment and Cash Purchase Plan ("Plan"), hereby agrees with RMR Asia Pacific Real Estate Fund ("Fund") to do the following:

     1. The Bank will act as Plan Administrator for shareholders of the Fund, who elect to participate in the Plan.

     2. The Bank will administer the Plan in accordance with the terms and conditions outlined in the current version of the Plan (attached hereto as Exhibit A), and as amended and agreed upon by the Bank and the Fund in the future.

     3. Except as provided in #4, the Fund will pay all service fee charges and out-of-pocket expenses incurred by the Bank, including those of any affiliated broker of the Bank, in connection with the purchase of additional shares by shareholders.

     4. All brokerage commissions incurred by the Bank or one of its affiliated brokers in connection with the purchase of additional shares will be charged to the shareholder and will be deducted from the individual shareholder's gross dividend funds being reinvested or optional cash funds being invested. The Bank will deduct from individual shareholder proceeds all brokerage commissions and service charges in connection with sale requests from shareholders, including those of any affiliate broker.

     5. The Bank is authorized to choose a broker, including an affiliated broker, at its sole discretion to facilitate purchases and sales of shares.

     6. The Bank will prepare and file required federal and state reporting with respect to dividends on shares held in the Plan (1099-DIV reporting) and with respect to 1099-B reporting for the sale of shares.

     7. The Fund will indemnify the Bank for any loss, claim, or expense (including reasonable Attorneys' fees) the Bank may incur in connection with the services performed under this agreement, excluding any losses, claim or expense caused by the negligence or willful misconduct of the Bank or any of its employees. The Bank will not be responsible for its inability to purchase shares if they are not available on the open market or if a purchase would be in conflict with any securities laws or trading restrictions.

     8. THE PARTIES ACKNOWLEDGE AND AGREE AS FOLLOWS: THE AGREEMENT AND DECLARATION OF TRUST ESTABLISHING THE TRUST, DATED FEBRUARY 14, 2006, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "RMR ASIA PACIFIC REAL ESTATE FUND" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE TRUST. ALL PERSONS DEALING WITH THE TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

This agreement may be terminated upon 60 days written notice by either party.

RMR Asia Pacific Real Estate Fund        Wells Fargo Bank, National Association

By:                                      By:

---------------------------------------  --------------------------------------
   AUTHORIZED SIGNATURE                    AUTHORIZED SIGNATURE



---------------------------------------  --------------------------------------
   DATE                                    DATE

                                    Exhibit A

  [ Attach copy of RMR Asia Pacific Real Estate Fund Dividend Reinvestment and
                              Cash Purchase Plan. ]